UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2008

L-1 IDENTITY SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33002	02-08087887
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

177 BROAD STREET, STAMFORD, CONNECTICUT 06901
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(203) 504-1100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 14, 2008, L-1 Identity Solutions, Inc., a Delaware corporation (“L-1”), filed a Current Report on Form 8-K (the “Form 8-K”) to report the closing of its acquisition of Digimarc Corporation, a Delaware corporation (“Digimarc”), through the merger of Dolomite Acquisition Co., a Delaware corporation and wholly-owned subsidiary of L-1 (“Merger Sub”), with and into Digimarc (now known as L-1 Secure Credentialing, Inc.) (the “Merger”), pursuant to an Amended and Restated Agreement and Plan of Merger, dated June 29, 2008, by and among L-1, Merger Sub and Digimarc, as amended. As a result of the Merger, Digimarc is now a wholly-owned subsidiary of L-1. The Merger closed and became effective on August 13, 2008. This amendment is being filed to amend Item 9.01 to update the unaudited pro forma condensed consolidated financial information for the combined companies required pursuant to Article 11 of Regulation S-X.

Item 9.01	Financial Statements and Exhibits.
(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of L-1 as of and for the year ended December 31, 2008 is attached hereto as Exhibit 99.1 and is incorporated in its entirety into this Item 9.01(b) by reference. The unaudited pro forma condensed consolidated financial information is a presentation of historical results with accounting adjustments necessary to reflect the estimated pro forma effect of L-1’s acquisition of Digimarc on the financial position and results of operations of L-1 and is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not reflect the effects of any anticipated changes to be made by L-1 to the operations of the combined companies, including synergies and cost savings, and does not include one time charges expected to result from the Merger. The unaudited pro forma condensed consolidated financial information should not be construed to be indicative of L-1’s future results of operations or financial position.

(d)	Exhibits.
Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2009	L-1 IDENTITY SOLUTIONS, INC.

	By:	/s/ Vincent A. D’Angelo
Vincent A. D’Angelo
Senior Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2008.

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